EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 5, 1997 included in Aviation Sales Company and subsidiaries' Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP


Miami, Florida
December 1, 1997